UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 20, 2006 (July 18, 2006)

KEY ENERGY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-8038	04-2648081
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas  77010

(Address of Principal Executive Offices and Zip Code)

713/651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

As previously reported, on June 24, 2005, the Executive Committee of our Board of Directors (“Executive Committee”) approved a compensation structure for our directors, which includes an aggregate annual fully vested Common Stock award to non-employee directors under the Key Energy Group, Inc. 1997 Incentive Plan, as amended (the “Plan”) in an amount equal to $85,000 per director.  The first such grant was made to our non-employee directors on June 24, 2005, the date of our regularly scheduled second quarter meeting of the Executive Committee.

At our regularly scheduled second quarter meeting of the Executive Committee, the Executive Committee, effective July 18, 2006, pursuant to the Plan, approved grants to each of our non-employee directors of shares of our Common Stock in an amount equal to $85,000 per director.  One of our directors, Morton Wolkowitz, has declined the award of shares.  In light of the fact that the Company has not held an annual meeting of shareholders in 2006, the July 18, 2006 grant date is intended to approximate the timing of the prior grant.

All of the shares of Common Stock awarded to our non-employee directors vest on the date of the grant.  The securities were issued to the directors in transactions exempt from the registration requirements under the Securities Act of 1933 and may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws.  Each of the directors will be entitled to piggy back registration rights for the securities.  These directors filed Form 4s on July 20, 2006 for the sole purpose of disclosing the grant of these shares.

The information contained in this Form 8-K (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: July 20, 2006	By:	/s/ Newton W. Wilson, III
Newton W. Wilson, III
Senior Vice President and General Counsel